Exhibit 5.1


October 30, 2002




Board of Trustees
Colonial Properties Trust
2101 Sixth Avenue North
Suite 750
Birmingham, Alabama 35203

Gentlemen:

     This firm has acted as counsel to Colonial Properties Trust, an Alabama real estate investment trust (the "Company"), in connection with its registration on Form S-3 (the "Registration Statement") of 2,500,000 Common Shares of Beneficial Interest, par value $.01 per share, of the Company (the "Common Shares"), issuable in connection with the Company's Dividend Reinvestment and Share Purchase Plan (the "Plan"). This opinion letter is furnished to you at your request to enable you to fulfill the requirements of
Item 601(b)(5) of Regulation S-K, 17 C.F.R. ss. 229.601(b)(5), in connection with the Registration Statement.

     For purposes of this opinion letter, we have examined copies of the following documents:

     1.   An executed copy of the Registration Statement.

     2. A copy of the Plan, as certified by the Secretary of the Company on the date hereof as being complete, accurate and in effect.

     3. The Declaration of Trust of the Company, as certified by the Secretary of the Company on the date hereof as being complete, accurate and in effect.

     4. The Bylaws of the Company, as certified by the Secretary of the Company on the date hereof as being complete, accurate and in effect.

     5. Certain resolutions of the Board of Trustees of the Company adopted at meetings held on October 27, 1994, April 27, 1995, April 25, 1996 and October 24, 2002, as certified by the Secretary of the Company on the date hereof as being complete, accurate and in effect, relating to, among other things, the approval and adoption of the Plan and the authorization of the filing with the Securities and Exchange Commission of the Registration Statement.

     6. Opinion letter, of even date herewith, of Sirote & Permutt, P.C., special counsel to the Company in the State of Alabama.

     In our examination of the aforesaid documents, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the accuracy and completeness of all documents submitted to us, the authenticity of all original documents, and the conformity to authentic original documents of all documents submitted to us as copies (including telecopies). We also have assumed that the Common Shares will not be issued in violation of the ownership limit contained in the Company's Declaration of Trust. This opinion letter is given, and all statements herein are made, in the context of the foregoing.

     This opinion letter is based as to matters of law solely on the Alabama Real Estate Investment Trust Act of 1995, and we express no opinion herein as to any other laws, statutes, regulations or ordinances. As used herein, the term "Alabama Real Estate Investment Trust Act of 1995" includes the statutory provisions contained therein, all applicable provisions of the Alabama
Constitution and reported judicial decisions interpreting these laws. In rendering this opinion letter, we are relying, to the extent that the laws of Alabama are relevant (without any independent verification or investigation), upon the opinion letter of Sirote & Permutt, P.C., special counsel to the Company in the State of Alabama, described in paragraph 6 above, with respect to the matters addressed therein.

     Based upon, subject to and limited by the foregoing, we are of the opinion that the Common Shares, when issued and delivered in the manner and on the terms described in the Registration Statement and the Plan, will be validly issued, fully paid and nonassessable.

     This opinion letter has been prepared for your use in connection with the filing of the Registration Statement and speaks as of the date hereof. We assume no obligation to advise you of any changes in the foregoing subsequent to the delivery of this opinion letter.

     We hereby consent to the filing of this opinion letter as Exhibit 5 to the Registration Statement and to the reference to this firm under the caption "Legal Matters" in the prospectus constituting a part of the Registration Statement. In giving this consent, we do not thereby admit that we are an "expert" within the meaning of the Securities Act of 1933, as amended.


                                                  Very truly yours,


                                              /s/ HOGAN & HARTSON L.L.P.
                                                  HOGAN & HARTSON L.L.P.